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                                                                    EXHIBIT 10.1

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                              AMENDED AND RESTATED
                          CREDIT AND SECURITY AGREEMENT

                                  BY AND AMONG

                           THE SPORTSMAN'S GUIDE, INC.
                       THE SPORTSMAN'S GUIDE OUTLET, INC.

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   ----------

                                SEPTEMBER 5, 2002


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                                Table of Contents

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ARTICLE I  DEFINITIONS............................................................................................1
    Section 1.1 Definitions.......................................................................................1
    Section 1.2 Other Definitional Terms; Rules of Interpretation................................................11

ARTICLE II  AMOUNT AND TERMS OF THE CREDIT FACILITY..............................................................12
    Section 2.1 Existing Advances................................................................................12
    Section 2.2 Revolving Advances...............................................................................12
    Section 2.3 Seasonal Inventory Overadvance Component.........................................................12
    Section 2.4 Procedures for Borrowing.........................................................................13
    Section 2.5 Existing Letters of Credit.......................................................................13
    Section 2.6 Letters of Credit................................................................................13
    Section 2.7 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement....................14
    Section 2.8 Special Account..................................................................................15
    Section 2.9 Obligations Absolute.............................................................................15
    Section 2.10 Inventory Appraisals; Minimum Availability......................................................15
    Section 2.11 Interest; Interest Rate Margins; Default Interest; Participations; Usury........................16
    Section 2.12 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees.......17
    Section 2.13 Fees............................................................................................17
    Section 2.14 Increased Costs; Capital Adequacy...............................................................19
    Section 2.15 P.O. Box; Credit Card Receivables; Collateral Account; Application of Payments..................20
    Section 2.16 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by
    Borrowers....................................................................................................22
    Section 2.17 Mandatory Prepayment............................................................................22
    Section 2.18 Revolving Advances to Pay Obligations...........................................................22
    Section 2.19 Use of Proceeds.................................................................................22
    Section 2.20 Liability Records...............................................................................22

ARTICLE III  SECURITY INTEREST; OCCUPANCY; SETOFF................................................................23
    Section 3.1 Grant of Security Interest.......................................................................23
    Section 3.2 Notification of Account Debtors and Other Obligors...............................................23
    Section 3.3 Assignment of Insurance..........................................................................23
    Section 3.4 Occupancy........................................................................................23
    Section 3.5 License..........................................................................................24
    Section 3.6 Financing Statement..............................................................................24
    Section 3.7 Accommodation Party Defenses Waived..............................................................25
    Section 3.8 Setoff...........................................................................................25

ARTICLE IV  CONDITIONS OF LENDING................................................................................26
    Section 4.1 Conditions Precedent to Initial Revolving Advance and Initial Letter of Credit...................26
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    Section 4.2 Conditions Precedent to Each Advance and Letter of Credit........................................26

ARTICLE V  REPRESENTATIONS AND WARRANTIES........................................................................27
    Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations;
    Identification Numbers.......................................................................................27
    Section 5.2 Capitalization...................................................................................27
    Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements..................................27
    Section 5.4 Legal Agreements.................................................................................28
    Section 5.5 Subsidiaries.....................................................................................28
    Section 5.6 Financial Condition; No Adverse Change...........................................................28
    Section 5.7 Litigation.......................................................................................28
    Section 5.8 Regulation U.....................................................................................28
    Section 5.9 Taxes............................................................................................29
    Section 5.10 Titles and Liens................................................................................29
    Section 5.11 Intellectual Property Rights....................................................................29
    Section 5.12 Plans...........................................................................................30
    Section 5.13 Default.........................................................................................30
    Section 5.14 Environmental Matters...........................................................................30
    Section 5.15 Submissions to Lender...........................................................................31
    Section 5.16 Financing Statements............................................................................31
    Section 5.17 Rights to Payment...............................................................................32
    Section 5.18 Financial Solvency..............................................................................32

ARTICLE VI  BORROWERS' COVENANTS.................................................................................33
    Section 6.1 Reporting Requirements...........................................................................33
    Section 6.2 Financial Covenants..............................................................................36
    Section 6.3 Liens............................................................................................37
    Section 6.4 Indebtedness.....................................................................................37
    Section 6.5 Guaranties.......................................................................................38
    Section 6.6 Investments and Subsidiaries.....................................................................38
    Section 6.7 Dividends........................................................................................38
    Section 6.8 Salaries.........................................................................................39
    Section 6.9 Books and Records; Inspection and Examination....................................................39
    Section 6.10 Account Verification............................................................................39
    Section 6.11 Compliance with Laws............................................................................39
    Section 6.12 Payment of Taxes and Other Claims...............................................................40
    Section 6.13 Maintenance of Properties.......................................................................40
    Section 6.14 Insurance.......................................................................................40
    Section 6.15 Preservation of Existence.......................................................................41
    Section 6.16 Delivery of Instruments, etc. ..................................................................41
    Section 6.17 Sale or Transfer of Assets; Licensing of Property; Suspension of Business Operations............41
    Section 6.18 Landlord's Disclaimers..........................................................................41
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    Section 6.19 Consolidation and Merger; Asset Acquisitions....................................................41
    Section 6.20 Sale and Leaseback..............................................................................41
    Section 6.21 Restrictions on Nature of Business..............................................................42
    Section 6.22 Accounting......................................................................................42
    Section 6.23 Discounts, etc. ................................................................................42
    Section 6.24 Plans...........................................................................................42
    Section 6.25 Place of Business; Name.........................................................................42
    Section 6.26 Constituent Documents...........................................................................42
    Section 6.27 Performance by the Lender.......................................................................42

ARTICLE VII  EVENTS OF DEFAULT, RIGHTS AND REMEDIES..............................................................43
    Section 7.1 Events of Default................................................................................43
    Section 7.2 Rights and Remedies..............................................................................45
    Section 7.3 Certain Notices..................................................................................46

ARTICLE VIII  MISCELLANEOUS......................................................................................46
    Section 8.1 Restatement of Old Credit Agreement..............................................................46
    Section 8.2 Release..........................................................................................46
    Section 8.3 No Waiver; Cumulative Remedies...................................................................47
    Section 8.4 Amendments, Etc. ................................................................................47
    Section 8.5 Addresses for Notices, Etc. .....................................................................47
    Section 8.6 Servicing of Credit Facility.....................................................................48
    Section 8.7 Further Documents................................................................................48
    Section 8.8 Collateral.......................................................................................49
    Section 8.9 Costs and Expenses...............................................................................49
    Section 8.10 Indemnity.......................................................................................49
    Section 8.11 Participants....................................................................................50
    Section 8.12 Execution in Counterparts.......................................................................50
    Section 8.13 Retention of Borrowers' Records.................................................................50
    Section 8.14 Binding Effect; Assignment; Complete Agreement; Exchanging Information..........................50
    Section 8.15 Severability of Provisions......................................................................51
    Section 8.16 Headings........................................................................................51
    Section 8.17 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial........................................51
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               AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT

                          Dated as of September 5, 2002

                  This Amended and Restated Credit and Security Agreement is made by and among The Sportsman's Guide, Inc., a Minnesota corporation ("Guide"), The Sportsman's Guide Outlet, Inc., a Minnesota corporation ("Outlet" and with "Guide", the "Borrowers" and each a "Borrower"), and Wells Fargo Bank Minnesota, National Association, a national banking association (the "Lender").

                                    RECITALS

                  Guide and the Lender are parties to the Old Credit Agreement, pursuant to which the Lender extended certain revolving and term credit facilities as indicated therein. The Borrowers have requested certain amendments to the Old Credit Agreement and the Lender and the Borrowers desire to amend and restate the Old Credit Agreement to reflect such amendments.

                  Accordingly, the Borrowers and the Lender hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided:

                  "Accounting Period" means a four or five week fiscal period of the Borrowers.

                  "Accounts" means for a Person, all of that Person's accounts, as such term is defined in the UCC, including each and every right of that Person to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by that Person or by a third party who subsequently transfers its interest to that Person, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which that Person may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and




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         other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Advance" means a Revolving Advance.

                  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" means this Amended and Restated Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

                  "Banking Day" means a day on which the Federal Reserve Bank of New York is open for business.

                  "Base Rate" means the rate publicly announced from time to time by the San Francisco office of Wells Fargo Bank, National Association as its "base rate" or "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Borrowing Base" means, at any time, the lesser of:

                           (a) the Maximum Line; or

                           (b) subject to change from time to time in the
                  Lender's reasonable discretion, the sum of:

                                    (i) 80% of Eligible Accounts; plus

                                    (ii) the Inventory Advance Rate times
                           Eligible Inventory; plus

                                    (iii) the Seasonal Inventory
                           Overadvance Component; less

                                    (iv) the Landlord's Disclaimer Reserve.

                  "Capital Expenditures", as to any Person, means any expenditure of money for the capital lease, purchase or other acquisition of any capital asset.



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                  "Change of Control" means the occurrence of any of the
         following events:

                           (i) Any event, transaction or occurrence, or series
                  thereof, where any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of twenty-five percent (25%) or more of the assets, or economic or voting rights associated with ownership of a Borrower, and such Person or Group was not the beneficial owner of such assets or rights immediately prior to such event, transaction or occurrence, or series thereof.

                           (ii) During any consecutive two-year period,
                  individuals who at the beginning of such period constituted the board of directors of a Borrower (together with any new directors whose election to such board of directors, or whose nomination for election by the stockholders of a Borrower, was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of a Borrower then in office.

                           (iii) Any Borrower is liquidated or dissolved or
                  adopts a plan of liquidation or dissolution.

                  "Collateral" means all of each Borrower's Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any lockbox or the P.O. Box; together with
         (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrowers that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

                  "Collateral Account" has the meaning given in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement dated as of December 27, 1999, by and among Guide, Wells Fargo Bank Minnesota, National Association, in its capacity as collateral account agent, and the Lender.



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                  "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

                   "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

                  "Credit Facility" means the credit facility being made available to the Borrowers by the Lender pursuant to Article II.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person on a consolidated basis as of the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease in accordance with GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrowers in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means (i) for Advances bearing interest at the Floating Rate, an annual rate equal to two percent (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes and (ii) for Advances bearing interest at the Seasonal Inventory Overadvance Rate, an annual rate equal to two percent (2%) over the Seasonal Inventory Overadvance Rate, which rate shall change when and as the Seasonal Inventory Overadvance Rate changes.

                  "Director" means a director if a Person is a corporation, a governor if a Person is a limited liability company, or a general partner if a Person is a partnership.

                  "ERISA" means the Employee Retirement Income Security Act of 1974.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes a Borrower and which is treated as a single employer under Section 414 of the IRC.


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                  "Eligible Accounts" means all unpaid Accounts owed to each
         Borrower, net of any credits, except the following shall not in any event be deemed Eligible Accounts:

                           (i) That portion of (a) any Borrower's "Buyer's Club
                  4 Pay Plan" Accounts for which payments are delinquent and (b) list rental Accounts unpaid 120 days or more after the invoice date;

                           (ii) That portion of Accounts that is disputed or
                  subject to a claim of offset or a contra account;

                           (iii) Accounts constituting (a) proceeds of
                  copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (b) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;

                           (iv) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services to the customer;

                           (v) Accounts owed by any unit of government, whether
                  foreign or domestic other than that portion of Accounts owed by such units of government for which the Borrowers have provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and
                  (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws;

                           (vi) Accounts owed by an account debtor located
                  outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                           (vii) Accounts owed by an account debtor that is
                  insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (viii) Accounts owed by a shareholder, Subsidiary,
                  Affiliate, officer or employee of a Borrower;

                           (ix) Accounts not subject to a duly perfected
                  security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

                           (x) That portion of Accounts that has been
                  restructured, extended, amended or modified;

                           (xi) That portion of Accounts that constitutes
                  advertising, finance charges, service charges or sales or excise taxes;


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                           (xii) List rental Accounts owed by an account debtor,
                  regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (x) above;

                           (xiii) "Buyer's Club 4 Pay Plan Accounts" owed by an
                  account debtor, regardless of whether otherwise eligible, if 10% or more of the total amount due under Accounts from such debtor is ineligible under clauses (ii) or (x) above; and

                           (xiv) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.

                  "Eligible Inventory" means all Inventory of each Borrower reduced by any Eligible Inventory Reserve; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                           (i) Inventory that is: in-transit unless such
                  Inventory is acquired with the support of a documentary Letter of Credit and the Lender or a Person who has agreed to act as the Lender's agent has possession of all duplicate original documents of title covering such Inventory; located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from or to any Person or subject to any bailment;

                           (ii) Supplies, packaging, maintenance parts or sample
                  Inventory;

                           (iii) Inventory that is damaged or not currently
                  saleable in the normal course of the applicable Borrower's operations;

                           (iv) Inventory that a Borrower has returned, has
                  attempted to return, is in the process of returning or intends to return to the vendor thereof;

                           (v) Inventory that is perishable or live;

                           (vi) Inventory that is subject to a security interest
                  in favor of any Person other than the Lender;

                           (vii) Inventory that has been held for two (2) years
                  or more to the extent the value thereof, after applying the Eligible Inventory Reserve, exceeds $1,000,000; and

                           (viii) Inventory otherwise deemed ineligible by the
                  Lender in its sole discretion.


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                           "Eligible Inventory Reserve" means the sum of:

                                    (A) For Inventory that has been held for one
                           (1) year or more but less than two (2) years, twenty-five percent (25%) of cost for such Inventory; plus

                                    (B) For Inventory that has been held for two
                           (2) years or more, fifty percent (50%) of cost for such Inventory; plus

                                    (C) For Outlet, the greater of five percent
                           (5%) of Outlet Inventory or the actual "shrink reserve" for Outlet.

                  "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                  "Equipment" means, as to any Person, all of that Person's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by that Person.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Existing Letters of Credit" has the meaning specified in
         Section 2.5.

                  "Existing Revolving Advances" has the meaning specified in
         Section 2.1.

                  "Financial Covenants" means the covenants set forth in Section 6.2.

                  "Floating Rate" means an annual rate equal to the Base Rate plus the applicable Margin, which rate shall change when and as the Base Rate changes.

                  "Funding Date" has the meaning given in Section 2.2.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

                  "General Intangibles" means, as to any Person, all of that Person's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use that Person's name, and the goodwill of the Person's business.



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                  "Gross Equity Proceeds" means the gross cash proceeds actually received by Guide from sale of additional common or preferred stock or convertible instruments of Guide.

                  "Gross Margin" means the percentage of cost of goods sold to net sales, as determined on a consolidated basis in accordance with GAAP, where "net sales" means retail sales, plus store sales, plus customer-list-rental income and PIP income, less returns and allowances and "cost of goods sold" means retail cost of goods sold plus store cost of goods sold, less cost of goods sold for returns.

                  "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  "IRC" means the Internal Revenue Code of 1986.

                  "Infringe" means when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.

                  "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

                  "Inventory" means, as to any Person, all of that Person's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Inventory Advance Rate" has the meaning given in Section
         2.10.

                  "Inventory Days" as of any date means the product of (A) the number of days that have elapsed in the fiscal year as of such date times (B) the ratio of (i) Inventory at the lower of cost or market value as of such date to (ii) the fiscal year-to-date cost of goods sold, determined on a consolidated basis for all Borrowers.

                  "Investment Property" means, as to any Person, all of that Person's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "Issuer" means the Issuer of any Letter of Credit.



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                  "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in the Lender's then-current standard form.

                  "Landlord's Disclaimer Reserve" has the meaning specified in
         Section 6.18.

                  "Letter of Credit" has the meaning specified in Section 2.6.

                  "Licensed Intellectual Property" has the meaning given in
         Section 5.11(b).

                  "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

                  "Loan Documents" means this Agreement, the Note and the Security Documents.

                  "Margin" means an amount determined pursuant to Section 2.11 that is added to the Base Rate to determine the Floating Rate and the Seasonal Inventory Overadvance Rate.

                  "Maturity Date" means May 31, 2005.

                  "Maximum Line" means $15,000,000, unless said amount is reduced pursuant to Section 2.16, in which event it means such lower amount.

                  "Minimum Interest Charge" has the meaning given in Section 2.11(d).

                  "Net Income" means after-tax consolidated net income from continuing operations as determined in accordance with GAAP.

                  "Note" means the Revolving Note.

                  "Obligations" means the Note and each and every other debt, liability and obligation of every type and description which any Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of a Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including the Obligation of Reimbursement and all indebtedness of each Borrower arising under



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         this Agreement, the Note, any L/C Application completed by a Borrower, or any other loan or credit agreement or guaranty between a Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Obligation of Reimbursement" has the meaning given in Section 2.7(a).

                  "Officer" means with respect to a Person, an officer if that Person is a corporation, a manager if that Person is a limited liability company, or a general partner if that Person is a partnership.

                  "Old Credit Agreement" means that certain Credit and Security Agreement dated as of December 27, 1999, by and between Guide and the Lender.

                  "Old Revolving Note" means Guide's Revolving Promissory Note dated as of December 27, 1999, payable to the order of the Lender in the original principal amount of $25,000,000.

                  "Owner" means with respect to a Person, each Person having legal or beneficial title to an ownership interest in such Person or a right to acquire such an interest.

                  "Permitted Lien" has the meaning given in Section 6.3.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of a Borrower or any ERISA Affiliate.

                  "Premises" means all premises where any Borrower conducts its business or has any rights of possession, including (without limitation) the premises legally described in Exhibit C attached hereto.

                  "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

                  "Revolving Advance" has the meaning given in Section 2.2.

                  "Revolving Note" means the Borrowers' revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Seasonal Inventory Overadvance" has the meaning given in
         Section 2.3(c).



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                  "Seasonal Inventory Overadvance Component" has the meaning given in Section 2.3.

                  "Seasonal Inventory Overadvance Rate" means the sum of the Base Rate and the Margin applicable to Seasonal Inventory Overadvances.

                  "Security Documents" means this Agreement, the Collateral Account Agreement, any lockbox agreement, the Trademark Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Servicer" means Wells Fargo Business Credit, Inc., a Minnesota corporation, or such other Person as the Lender may from time to time designate.

                  "Special Account" means a specified cash collateral account maintained by the Lender in connection with Letters of Credit, as contemplated by Section 2.8.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by a Borrower, by a Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrowers terminate the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

                  "Trademark Security Agreement" means the Trademark Security Agreement by Guide in favor of the Lender dated as of December 27, 1999.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 8.17 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

                  Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or




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

Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY

                  Section 2.1 Existing Advances. The Lender has made revolving advances to Guide (the "Existing Revolving Advances"), Guide's obligation to pay which is evidenced by the Old Revolving Note. As of the date of this Agreement, the outstanding principal balance of the Existing Revolving Advances was $-0-, with interest fully paid.

                  Section 2.2 Revolving Advances. The Lender agrees to make advances to the Borrowers from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrowers' obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article III. Within the limits set forth in this Section 2.2, the Borrowers may borrow, prepay pursuant to Section 2.16 and reborrow.

                  Section 2.3 Seasonal Inventory Overadvance Component. At the Borrowers' request, the Lender may, in its sole discretion, agree to increase the Borrowing Base by the lesser of $2,000,000 or two and one half percent (2.5%) of Eligible Inventory during the period from August 15th through November 15th of each year (the "Seasonal Inventory Overadvance Component") on the following terms and conditions:

                  (a) the Borrowers shall notify the Lender at least 10 days in advance of its intent to request that the Seasonal Inventory Overadvance Component be made available during any year;

                  (b) the Appraised Liquidation Rate shall be not less than 48%; and



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                  (c) interest on that portion of the sum of the outstanding principal balance of the Revolving Advances and the L/C Amount that exceeds the difference of the Borrowing Base less the Seasonal Inventory Overadvance Component (the "Seasonal Inventory Overadvance") shall bear interest at the Seasonal Inventory Overadvance Rate.

                  Section 2.4 Procedures for Borrowing. The Borrowers shall comply with the following procedures in requesting Revolving Advances under
Section 2.2:

                  (a) The Borrowers shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis, Minnesota time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of a Borrower; or (ii) any person designated as a Borrower's agent by any officer of a Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of a Borrower or such a designated agent.

                  (b) Upon fulfillment of the applicable conditions set forth in
         Article IV, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the applicable Borrower's demand deposit account maintained with the Lender unless the Lender and that Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the applicable Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

                  Section 2.5 Existing Letters of Credit. The Lender has caused the Issuer to issue letters of credit under the Old Credit Agreement which are presently outstanding (the "Existing Letters of Credit). Upon execution and delivery of this Agreement, the Existing Letters of Credit shall be deemed to be Letters Of Credit issued pursuant to Section 2.6.

                  Section 2.6 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for each Borrower's account. The Lender shall have no obligation to cause any Letter of Credit to be issued if the face amount of the Letter of Credit to be issued, would exceed the lesser of:

                           (i) $10,000,000 less the L/C Amount, or

                           (ii) Availability.


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         Each Letter of Credit, if any, shall be issued pursuant to a separate
         L/C Application entered into between the applicable Borrower and the Issuer, completed in a manner satisfactory to the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

                  (c) Any request to issue a Letter of Credit under this Section
         2.6 shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

                  Section 2.7 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrowers shall reimburse the Lender for all draws under any Letter of Credit in accordance with the applicable L/C Application and as follows:

                  (a) The Borrowers shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrowers' obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                  (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrowers are unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrowers shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrowers' inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrowers' obligation to pay any Revolving Advance made under this Section 2.7, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.11.



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

                  Section 2.8 Special Account. If the Credit Facility is terminated for any reason whatsoever while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. Amounts on deposit in the Special Account may be applied by the Lender at any time or from time to time to the Obligations in the Lender's sole discretion, and shall not be subject to withdrawal by the Borrowers so long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrowers at such time as the Lender is required to release its security interest in the Special Account under applicable law.

                  Section 2.9 Obligations Absolute. The Borrowers' obligations arising under Section 2.7 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:

                  (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

                  (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

                  (c) the existence of any claim, setoff, defense or other right which a Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

                  (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) payment by or on behalf of the Lender under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

                  (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

                  Section 2.10 Inventory Appraisals; Minimum Availability. The Lender may from time to time (and will, no less than once each year) obtain at the Borrowers' expense an appraisal of Inventory by an appraiser acceptable to the Lender in its sole discretion. The advance rate applicable to Eligible Inventory (the "Inventory Advance Rate") shall be the



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Appraised Liquidation Rate, provided, however, that if the Appraised Liquidation
Rate is less than 45%, the Inventory Advance Rate shall remain at 45% so long as no Default Period exists and Availability is not less than $5,000,000.
"Appraised Liquidation Rate" means 90% of the ratio of (A) the most recent appraised forced liquidation value of Inventory to (B) the book value of Inventory as shown on the Borrowers' financial statements less reserves on the date of the appraisal.

                  Section 2.11 Interest; Interest Rate Margins; Default Interest; Participations; Usury.

                  (a) MARGIN FOR REVOLVING ADVANCES. The interest rate margin to be added to the Base Rate to determine the Floating Rate applicable to Revolving Advances (other than Seasonal Inventory Overadvances) shall be zero percent (-0-%). This Margin shall be reduced to negative one half of one percent (-0.5%) effective the first day of the first month after Guide receives at least $3,000,000 in Gross Equity Proceeds.

                  (b) MARGIN FOR SEASONAL INVENTORY OVERADVANCES. The interest rate margin to be added to the Base Rate to determine the Seasonal Inventory Overadvance Rate applicable to Seasonal Inventory Overadvances shall be three percent (3.0%).

                  (c) REVOLVING NOTE. Except as set forth in Section 2.11(d) and
         (e), that portion of the outstanding principal balance of the Revolving Note not constituting Seasonal Inventory Overadvances shall bear interest at the Floating Rate and that portion of the outstanding principal balance of the Revolving Note constituting Seasonal Inventory Overadvances shall bear interest at the Seasonal Inventory Overadvance Rate.

                  (d) MINIMUM INTEREST CHARGE. Notwithstanding the interest payable pursuant to Section 2.11(c), the Borrowers shall pay to the Lender interest and letter-of-credit fees under Section 2.13(c) of not less than $145,000 per calendar year beginning after December 31, 2001 (the "Minimum Interest Charge") during the term of this Agreement, prorated for partial years. If the actual interest charge for any year is less than the Minimum Interest Charge (the difference of the Minimum Interest Charge and the actual interest charge being the "Shortfall"), the Borrowers shall make the Lender whole for its lost profit on the Shortfall by paying to the Lender an amount equal to the lesser of the Shortfall or the product of (i) the Shortfall times (ii) the ratio of
         (A) difference between (1) the average Floating Rate during such year and (2) the Lender's average cost of funds for such year to (B) the average Floating Rate during such year minus 100 basis points.

                  (e) DEFAULT INTEREST RATE. At any time from and after the first day of any fiscal quarter during which or with respect to which a Default Period exists, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the


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         Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (f) PARTICIPATIONS. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.11, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Floating Rate, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

                  (g) USURY. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

                  Section 2.12 Time for Interest Payments; Payment on Non-Banking Days; Computation of Interest and Fees

                  (a) TIME FOR INTEREST PAYMENTS. Interest shall be due and payable in arrears on the last day of each month and on the Termination Date.

                  (b) PAYMENT ON NON-BANKING DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

                  (c) COMPUTATION OF INTEREST AND FEES. Interest accruing on the outstanding principal balance of the Advances, Obligation of Reimbursement and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

                  Section 2.13 Fees.

                  (a) EXTENSION FEE. The Borrowers shall pay to the Lender a fully earned and non-refundable extension fee of $75,000, due and payable upon the execution of this Agreement.

                  (b) ANNUAL FACILITY FEE. The Borrowers shall pay to the Lender an annual facility fee of $18,750, which shall be deemed fully earned and non-refundable on the date of this Agreement and on each anniversary of the date of this Agreement, but which shall be payable in equal quarterly installments on the last day of each calendar quarter beginning September 30, 2002.

                  (c) LETTER OF CREDIT FEES. The Borrowers shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2.0%) of the aggregate amount that may then be drawn on





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         all issued and outstanding Letters of Credit assuming compliance with all conditions for drawing thereunder (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that from and after the first day of any fiscal quarter during which or with respect to which a Default Period exists, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to four percent (4.0%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of any Issuer of a Letter of Credit with respect to or in connection with such Letter of Credit.

                  (d) AUDIT FEES. The Borrowers shall pay to the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrowers' operations or business at the rates established from time to time by the Lender as its audit fees together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection. Notwithstanding the preceding sentence, except during Default Periods,
         (i) the Borrowers shall not have to reimburse the Lender for more than four audits or inspections per year and (ii) the number of audits for which the Borrowers must reimburse the Lender shall be reduced by one for each period of three consecutive months during which the outstanding principal balance of the Obligations is zero, provided that if no audit has been conducted within three months of the date the Borrowers desire to obtain a Revolving Advance or have a Letter of Credit issued, the Lender may require that an audit be conducted (at the Borrowers' expense) as a condition precedent to making the Revolving Advance or issuing the Letter of Credit.

                  (e) INVENTORY APPRAISALS. The Borrowers shall reimburse the Lender on demand for the cost of one appraisal of their Inventory per year; provided, however, that during Default Periods, the Borrowers shall reimburse the Lender on demand for the cost of up to four appraisals of its Inventory per year.

                  (f) TERMINATION AND LINE REDUCTION FEES. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before a Maturity Date, (ii) by the Borrowers as of a date other than a Maturity Date, the Borrowers shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction thereof, as the case may be) as follows: (x) three percent (3.0%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (y) two percent (2.0%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date and (z) one percent (1.0%) if the termination or reduction occurs after the second anniversary of the Funding Date but on or before the Maturity Date.

                  (g) WAIVER OF TERMINATION AND LINE REDUCTION FEES. The Borrowers will not be required to pay the termination or line reduction fees otherwise due under this




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         Subsection (f) if such termination or line reduction is made because of refinancing by the Lender or an affiliate of the Lender and the terms of such refinancing require the Borrowers to pay termination and line reduction fees in a commensurate amount.

                  (h) OTHER FEES. The Lender may from time to time, upon five
         (5) days prior notice to the Borrowers during a Default Period, charge additional fees for Revolving Advances made and Letters of Credit issued in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrowers' request for a Revolving Advance or the issuance of a Letter of Credit at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrowers' agreement to pay the fees described in such notice.

                  (i) FUTURE RESTRUCTURING/ORIGINATION FEES. The Borrowers shall not be required to pay any restructuring or origination fees in connection with an increase of the Maximum Line from $15,000,000 up to $25,000,000, provided, that, (i) amendments to the Loan Documents in connection with any such increase in the Maximum Line are executed and delivered within two years of the date of this Agreement, (ii) the foregoing shall not preclude the Lender from collecting costs and fees in connection with increasing the Maximum Line to an amount greater than $25,000,000 or for any other requested change, and (iii) the foregoing shall not limit the Lender's discretion in approving or denying any such increase.

                  Section 2.14 Increased Costs; Capital Adequacy.

                  (a) INCREASED COSTS; CAPITAL ADEQUACY. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrowers and require the Borrowers, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. The Lender shall send the initial notice as promptly as practicable after the Lender learns that its Return has been reduced. Such notice shall include a demand for payment of the amount necessary to restore the Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, the Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

                  (b) DEFINITIONS. For purposes of this Section 2.14:

                           (i) "Capital Adequacy Rule" means any law, rule,
                  regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force





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                  of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                           (ii) "L/C Rule" means any law, rule, regulation,
                  guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

                           (iii) "Related Lender" includes (but is not limited
                  to) the Lender, the Issuer, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

                           (iv) "Return", for any period, means the percentage
                  determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital the Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by the Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Note with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the Termination Date.

                           (v) "Rule Change" means any change in any Capital
                  Adequacy Rule or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the Lender's financial condition.

                  Section 2.15 P.O. Box; Credit Card Receivables; Collateral Account; Application of Payments.

                  (a) P.O. BOX; LOCKBOX AND COLLATERAL ACCOUNT.

                           (i) The Borrowers will irrevocably direct all present
                  and future Account debtors (except account debtors whose payments arise from credit cards) and other Persons obligated to make payments constituting Collateral to make such payments directly to a designated post-office box (the "P.O. Box").





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                  All of the Borrowers' invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account or any other amount constituting Collateral shall conspicuously direct that all payments be made to the P.O. Box and shall include the P.O. Box address. Upon request by the Lender during any Default Period, the Borrowers shall instruct all account debtors to pay all Accounts directly to a lockbox.

                           (ii) The Borrowers shall instruct all present and
                  future credit card processors to deposit all funds payable to the Borrowers under all present and future agreements between the Borrowers and such credit card processors directly into the Collateral Account. The Borrowers shall deposit in the Collateral Account or, at the Lender's option, deliver to the Lender all collections on Accounts and all other proceeds of Collateral which are received in the P.O. Box, and/or which the Borrowers may receive directly notwithstanding its direction to Account debtors and other obligors to make payments to the P.O. Box, immediately upon receipt thereof, in the form received, except for any necessary endorsement of the Borrowers.

                           (iii) All items deposited in the Collateral Account
                  shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers' commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrowers.

                  (b) APPLICATION OF PAYMENTS.

                           (i) The Borrowers may, from time to time, in
                  accordance with the Collateral Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrowers, except after full payment and discharge of all Obligations.

                           (ii) All payments to the Lender shall be made in
                  immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for two (2) additional days before applying them to the Obligations.

                  (c) If the Collateral Account is so established, the Borrowers shall promptly deposit all payments on Receivables received by it into the Collateral Account. Until so deposited or paid to the Lender, the Borrowers shall hold all





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

         payments on Receivables in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

                  Section 2.16 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by Borrowers. Except as otherwise provided herein, the Borrowers may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line at any time if (i) the Borrowers give the Lender at least 30 days' prior written notice and (ii) the Borrowers pay the Lender the prepayment, termination or line reduction fees in accordance with
Section 2.13(f). Any reduction in the Maximum Line must be in an amount not less than $1,000,000 or an integral multiple thereof. If the Borrowers reduce the Maximum Line to zero, all Obligations shall be immediately due and payable. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents to which the Borrowers are entitled by law.

                  Section 2.17 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrowers shall
(i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.17 or under Section 2.16 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

                  Section 2.18 Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.2, the Lender may, in its discretion at any time or from time to time, without the Borrowers' request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

                  Section 2.19 Use of Proceeds. The Borrowers shall use the proceeds of Advances, and each Letter of Credit, if any, for ordinary working capital purposes.

                  Section 2.20 Liability Records. The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender's demand, the Borrowers will admit and certify in writing the exact principal balance of the Obligations that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 30 days after receipt.




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

                                   ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

                  Section 3.1 Grant of Security Interest. Each Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations.

                  Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor of any Borrower or other Person obligated to pay an amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The applicable Borrower will join in giving such notice if the Lender so requests. At any time after a Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the applicable Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the applicable Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of that Borrower's mail to any address designated by the Lender, otherwise intercept that Borrower's mail, and receive, open and dispose (to the extent such mail constitutes Collateral) of that Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for that Borrower's account or promptly forwarding such mail to that Borrower's last known address.

                  Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrowers hereby assign to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the applicable Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

                  Section 3.4 Occupancy.

                  (a) Each Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are





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

         Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

                  Section 3.5 License. Without limiting the generality of the Trademark Security Agreement, the Borrowers hereby grant to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrowers for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

                  Section 3.6 Financing Statement. Each Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or "all assets" or describing specific items of collateral including commercial tort claims, as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

         NAME, ADDRESS AND EMPLOYER IDENTIFICATION NUMBER OF DEBTOR:

                  The Sportsman's Guide, Inc.
                  411 Farwell Avenue
                  South St. Paul, Minnesota 55075

                  Federal Employer Identification No. 41-1293081
                  Organizational Identification No. 2Y349

                  The Sportsman's Guide Outlet, Inc.
                  411 Farwell Avenue
                  South St. Paul, Minnesota 55075




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

                  Federal Employer Identification No. 45-0472540
                  Organizational Identification No. 11Y292

         NAME, ADDRESS AND EMPLOYER IDENTIFICATION NUMBER OF SECURED PARTY:

                  Wells Fargo Bank Minnesota, National Association Sixth Street and Marquette Avenue
                  MAC N9312-040
                  Minneapolis, Minnesota 55479-0095

                  Federal Tax Identification No. 41-1592157

                  Section 3.7 Accommodation Party Defenses Waived. The parties intend that each Borrower shall be fully liable, jointly and severally, for all Obligations. Nonetheless, in case a court finds that any Borrower is not such a primary obligor with respect to all or any part of the Obligations, the Borrowers expressly waive the benefit of any and all defenses and discharges available to a guarantor, surety, endorser or accommodation party dependent on an obligor's character as such. Without limiting the generality of the foregoing, the liability of the Borrowers hereunder shall not be affected or impaired in any way by any of the following acts or things (which the Lender is hereby expressly authorized to do, omit or suffer from time to time without notice to or consent of anyone): (i) any acceptance of collateral security, guarantors, accommodation parties or sureties for any Obligations; (ii) any extension or renewal of any Obligations (whether or not for longer than the original period) or any modification of the interest rate, maturity or other terms of any Obligations; (iii) any waiver or indulgence granted to any Borrower, and any delay or lack of diligence in the enforcement of the Obligations; (iv) any full or partial release of, compromise or settlement with, or agreement not to sue, any Borrower, Guarantor or other person liable on any Obligations; (v) any release, surrender, cancellation or other discharge of any Obligations or the acceptance of any instrument in renewal or substitution for any instrument evidencing any Obligations; (vi) any failure to obtain collateral security (including rights of setoff) for any Obligations, or to see to the proper or sufficient creation and perfection thereof, or to establish the priority thereof, or to preserve, protect, insure, care for, exercise or enforce any collateral security for any Obligations; (vii) any modification, alteration, substitution, exchange, surrender, cancellation, termination, release or other change, impairment, limitation, loss or discharge of any Collateral, Guarantor Collateral or other collateral security for the Obligations; (viii) any assignment, sale, pledge or other transfer of any of Obligations; or (ix) any manner, order or method of application of any payments or credits on any Obligations.

                  Section 3.8 Setoff. The Lender may at any time or from time to time during any Default Period, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the





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

payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

                  Section 4.1 Conditions Precedent to Initial Revolving Advance and Initial Letter of Credit. The Lender's obligation to make the initial Revolving Advance or to cause the initial Letter of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrowers.

                  (b) The Note, properly executed by the Borrowers.

                  (c) Amended and Restated Collateral Account Agreement, properly executed by the Borrowers.

                  (d) A certificate of each Borrower's secretary certifying as to (i) the resolutions of each Borrower's Directors and if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) each Borrower's Constituent Documents, and (iii) the signatures of each Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower's behalf.

                  (e) For each Borrower, a current certificate issued by the Secretary of State of its jurisdiction of organization, certifying that it is in good standing in such State.

                  (f) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (g) An opinion of counsel to each Borrower, addressed to the Lender.

                  (h) Payment of the fees and commissions due through the date of the initial Advance or Letter of Credit under Section 2.13 and expenses incurred by the Lender through such date and required to be paid by the Borrowers under Section 8.9, including all legal expenses incurred through the date of this Agreement.

                  (i) Such other documents as the Lender in its sole discretion may require.

                  Section 4.2 Conditions Precedent to Each Advance and Letter of Credit. The Lender's obligation to make any Advance or cause any Letter of Credit to be issued shall be subject to the further conditions precedent that on such date:




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                                      -26-

                  (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance or the issuance of such Letter of Credit, as the case may be, which constitutes a Default or an Event of Default.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                  The Borrowers represent and warrant to the Lender as follows:

                  Section 5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Identification Numbers. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of its organization and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. No dissolution or termination of any Borrower has occurred, and no notice of dissolution or articles of termination have been filed with respect to any Borrower. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. For each Borrower, (i) during its existence, it has done business solely under the names set forth in Schedule 5.1, (ii) its chief executive office and principal place of business is located at the address set forth in Schedule 5.1, (iii) all of its records relating to its business or the Collateral are kept at that location, (iv) all of its Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule 5.1, and (v) its tax identification and organizational identification numbers are correctly set forth in Section 3.6.

                  Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all ownership interests in each Borrower and rights to acquire ownership interests equal to or exceeding five percent (5.0%).

                  Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by each Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of each Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of





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                                      -27-

Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to any Borrower or its Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

                  Section 5.4 Legal Agreements.

                  (a) The Old Credit Agreement constitutes the legal, valid and binding obligation of Guide, enforceable against Guide in accordance with its terms. Guide has no claim, defense or offset to enforcement of the Old Credit Agreement.

                  (b) This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute, the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms.

                  Section 5.5 Subsidiaries. Except for Outlet, the Borrowers have no Subsidiaries.

                  Section 5.6 Financial Condition; No Adverse Change. Guide has heretofore furnished to the Lender audited financial statements dated as of December 31, 2001, and unaudited interim financial statements dated as of April 30, 2002, and those statements fairly present Guide's financial condition as of the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrowers' business, properties or condition (financial or otherwise).

                  Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to any Borrower's knowledge, threatened against or affecting any Borrower or any of its Affiliates or the properties of any Borrower or any of its Affiliate before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to such Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of such Borrower or any of its Affiliates.

                  Section 5.8 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.




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

                  Section 5.9 Taxes. Each Borrower and its Affiliates has paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of such Borrower or any of its Affiliates, as the case may be, are required to be filed, and each Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

                  Section 5.10 Titles and Liens. Each Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.6 and all proceeds thereof, free and clear of all mortgages, security interests, liens, adverse claims and encumbrances, except for Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.

                  Section 5.11 Intellectual Property Rights.

                  (a) OWNED INTELLECTUAL PROPERTY. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which any Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) each Borrower owns its Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise,
         (ii) no Person other than a Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) each Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

                  (b) INTELLECTUAL PROPERTY RIGHTS LICENSED FROM OTHERS.
         Schedule 5.11 is a complete list of all agreements under which each Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments each Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements (copies of which have been given to the Lender), each Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, no Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.



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

                  (c) OTHER INTELLECTUAL PROPERTY NEEDED FOR BUSINESS. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct each Borrower's business as it is presently conducted or as each Borrower reasonably foresees conducting it.

                  (d) INFRINGEMENT. Except as disclosed on Schedule 5.11, no Borrower has any knowledge of, and no Borrower has received any written claim or notice alleging, any material Infringement of another Person's Intellectual Property Rights (including any written claim that a Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to any Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

                  Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, no Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). No Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. No Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

                  Section 5.13 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on any Borrower's financial condition, properties or operations.

                  Section 5.14 Environmental Matters.

                  (a) To each Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for the Borrowers or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.




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                  (b) To each Borrower's best knowledge, no Borrower has ever disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                  (c) There are not and there never have been, during any Borrower's occupancy, any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or a Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To each Borrower's best knowledge, no such matter is threatened or impending.

                  (d) To each Borrower's best knowledge, each Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in each Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (e) To each Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

                  (f) Each Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or its businesses.

                  Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with the Borrowers' request for the Credit Facility is true and correct in all material respects and, as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

                  Section 5.16 Financing Statements. Each Borrower has provided to the Lender signed financing statements or authorized financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.




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

                  Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the applicable Borrower's records pertaining thereto as being obligated to pay such obligation.

                  Section 5.18 Financial Solvency. Both before and after giving effect to the transactions contemplated in the Loan Documents, no Borrower or any of its Affiliates:

                  (a) was or will be insolvent, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;

                  (b) has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of the Borrower or such Affiliate are unreasonably small;

                  (c) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;

                  (d) by executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and

                  (e) at this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law any jurisdiction, nor, to the best knowledge of the Borrowers, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.




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                                   ARTICLE VI

                              BORROWERS' COVENANTS

                  So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:

                  Section 6.1 Reporting Requirements. The Borrowers will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of each Borrower, its audited financial statements with the unqualified opinion of independent certified public accountants selected by such Borrower and acceptable to the Lender, which annual financial statements shall include its balance sheet as at the end of such fiscal year and the related statements of income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Subsidiaries of such Borrower, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not such Borrower is in compliance with the Financial Covenants; and (iii) a certificate of such Borrower's chief financial officer, vice president of finance or controller stating that such financial statements have been prepared in accordance with GAAP, fairly represent such Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 20 days after the end of each Accounting Period, an unaudited/internal balance sheet and statements of income and retained earnings of each Borrower as at the end of and for such Accounting Period and for the fiscal year-to-date period then ended, prepared on a consolidating and consolidated basis to include any Subsidiaries, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of such Borrower's chief financial officer, vice president of finance or controller, substantially in the form of Exhibit B hereto stating
         (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly represent such Borrower's financial position and the results of its operations,
         (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not





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

         theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not such Borrower is in compliance with the Financial Covenants;

                  (c) within 15 days after the end of each Accounting Period or more frequently if the Lender so requires, agings of each Borrower's accounts receivable and its accounts payable, an inventory certification report for each Borrower, and a calculation of each Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

                  (d) at least 30 days before the beginning of each fiscal year of each Borrower, the projected balance sheets and income statements for each Accounting Period of such year, each in reasonable detail, representing each Borrower's good faith projections and certified by each Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrowers for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower of the type described in Section 5.14 or which seek a monetary recovery against any Borrower in excess of $100,000;

                  (f) as promptly as practicable (but in any event not later than five business days) after an Officer of any Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible Officer of the applicable Borrower of the steps being taken by such Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible, and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement of its chief financial officer setting forth details as to such Reportable Event and the action which the Borrowers propose to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within 10 days after any Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, a statement of its chief financial Officer setting forth details as to such failure and the action which the Borrowers propose to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;




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                  (i) as soon as possible, and in any event with 10 days after any Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, a statement of its chief financial Officer setting forth details as to such liability and the action which Borrowers propose to take with respect thereto;

                  (j) promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower's customers exceeding $100,000 in the aggregate during any fiscal year; and (ii) any change in the persons constituting any Borrower's Officers and Directors;

                  (k) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (l) promptly upon knowledge thereof, notice of any commercial tort claims any Borrower may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the applicable Borrower's damages, copies of any complaint or demand letter submitted by such Borrower, and such other information as the Lender may request;

                  (m) (i) 30 days prior written notice of any Borrower's intent to acquire material Intellectual Property Rights; and except for transfers permitted under Section 6.17, 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements;

                           (ii) promptly upon knowledge thereof, notice of (A)
                  any Infringement of its Intellectual Property Rights by others, (B) claims that it is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights; and

                           (iii) promptly upon Lender's request, copies of all
                  registrations and filings with respect to its Intellectual Property Rights;

                  (n) promptly upon their distribution, copies of all financial statements, reports and proxy statements which any Borrower shall have sent to its stockholders;

                  (o) promptly after the sending or filing thereof, copies of all regular and periodic reports which any Borrower shall file with the Securities and Exchange Commission or any national securities exchange;



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

                  (p) promptly upon knowledge thereof, notice of any Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect such Borrower's business or its financial condition; and

                  (q) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

                  Section 6.2 Financial Covenants.

                  (a) MINIMUM FISCAL YEAR-TO-DATE NET INCOME. The Borrowers will achieve fiscal year-to-date Net Income, determined as of the end of each fiscal quarter ending on or about the dates listed below, of not less than the amount set forth opposite such date:



 FISCAL QUARTER ENDING ON OR             MINIMUM FISCAL YEAR-TO-DATE
            ABOUT                                 NET INCOME
          6/30/2002                                $(500,000)
          9/30/2002                                $(500,000)
         12/31/2002                                $ 500,000

                   (b) MAXIMUM INVENTORY DAYS. The Borrowers shall maintain an Inventory level, determined as of the end of each fiscal quarter ending on or about the dates listed below, of not more than the number of Inventory Days set forth opposite such date:


Fiscal quarter ending on or about         Maximum Inventory Days
            6/30/2002                           120
            9/30/2002                           160
           12/31/2002                           105

                   (c) QUARTERLY GROSS MARGIN. The Borrowers will achieve a Gross Margin, determined as of the end of each fiscal quarter ending on or about the dates listed below, of not less than the amount set forth opposite such date:


 FISCAL QUARTER ENDING ON OR
            ABOUT                          GROSS MARGIN
          6/30/2002                             35%
          9/30/2002                             36%
         12/31/2002                             36%




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                  (d) CAPITAL EXPENDITURES. The Borrowers will not incur or
         contract to incur on a consolidated basis, Capital Expenditures of more than $900,000 in the aggregate in the fiscal year 2002.

                  Section 6.3 Liens.

                  (a) No Borrower will, or will permit any Subsidiary to, create, incur or suffer to exist any Lien upon any of its assets now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                           (i) in the case of any Borrower's property which is
                  not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with its business or operations as presently conducted;

                           (ii) mortgages, deeds of trust, pledges, liens,
                  security interests and assignments in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4;

                           (iii) the Security Interest and liens and security
                  interests created by the Security Documents; and

                           (iv) purchase money security interests relating to
                  the acquisition of machinery and equipment not exceeding the lesser of cost or fair market value thereof , not exceeding $2,000,000 for any one purchase or $3,000,000 in the aggregate for all Borrowers during any fiscal year and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

                  (b) No Borrower will, or will permit any Subsidiary to, amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

                  Section 6.4 Indebtedness. No Borrower will, or will permit any Subsidiary to, incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on its behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness in existence on the date hereof and listed in
         Schedule 6.4 hereto; and

                  (c) indebtedness relating to liens permitted in accordance with Section 6.3.




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                  Section 6.5 Guaranties. No Borrower will, or will permit any
Subsidiary to, assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

                  Section 6.6 Investments and Subsidiaries.

                  (a) No Borrower will, or will permit any Subsidiary to, purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (ii) travel advances or loans to Officers and
                  employees not exceeding at any one time an aggregate of $100,000 for all Borrowers and Subsidiaries;

                           (iii) Guide's investment in Outlet not exceeding its
                  investment as of the date hereof and the net proceeds of any offering of Guide's equity securities for the purpose of financing such company; and

                           (iv) advances in the form of progress payments,
                  prepaid rent not exceeding two months or security deposits.

                  (b) No Borrower will, or will permit any Subsidiary to, create or permit to exist any Subsidiary other than Outlet.

                  Section 6.7 Dividends. Except as set forth below, no Borrower will, or will permit any Subsidiary to, declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any





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distribution in respect thereof, either directly or indirectly. Subsidiaries may pay dividends and distributions to the Borrowers.

                  Section 6.8 Salaries. No Borrower will, or will permit any Subsidiary to, pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

                  Section 6.9 Books and Records; Inspection and Examination. Each Borrower will, and will cause each Subsidiary to, keep accurate books of record and account for itself pertaining to the Collateral and pertaining to its business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to it, and to discuss its affairs with any of its Directors, Officers and designated employees or agents. Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender, at its expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrowers and their Subsidiaries. Each Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of such Borrower or its Subsidiaries at any time during ordinary business hours.

                  Section 6.10 Account Verification. The Lender may at any time and from time to time send or require any Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

                  Section 6.11 Compliance with Laws.

                  (a) Each Borrower will, and will cause its Subsidiaries to,
         (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, each Borrower will, and will cause each Subsidiary to, comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.




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                  Section 6.12 Payment of Taxes and Other Claims. Each Borrower
will, and will cause each Subsidiary to, pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any of its properties; provided, that no Borrower or Subsidiary will be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

                  Section 6.13 Maintenance of Properties.

                  (a) Each Borrower will, and will cause each Subsidiary to, keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.13 shall prevent a Borrower or Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in its judgment, desirable in the conduct of its business and not disadvantageous in any material respect to the Lender as holder of the Obligations. Each Borrower will, and will cause each Subsidiary to, take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

                  (b) Each Borrower will, and will cause each Subsidiary to, defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. Each Borrower will, and will cause each Subsidiary to, keep all Collateral free and clear of all Liens except Permitted Liens. Each Borrower will, and will cause each Subsidiary to, take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

                  Section 6.14 Insurance. Each Borrower will, and will cause each Subsidiary to, obtain and at all times maintain insurance with insurers believed by it to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which it operates. Without limiting the generality of the foregoing, each Borrower will, and will cause each Subsidiary to, at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably





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request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

                  Section 6.15 Preservation of Existence. Each Borrower will, and will cause each Subsidiary to, preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

                  Section 6.16 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will, and will cause each Subsidiary to, promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by it.

                  Section 6.17 Sale or Transfer of Assets; Licensing of Property; Suspension of Business Operations. No Borrower will, or will permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business. No Borrower will, or will permit any Subsidiary to, liquidate, dissolve or suspend business operations. No Borrower will, or will permit any Subsidiary to, transfer any part of its ownership interest in any Intellectual Property Rights, or permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that a Borrower or Subsidiary may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If a Borrower or Subsidiary transfers any Intellectual Property Rights for value, it will pay over the proceeds to the Lender for application to the Obligations. No Borrower will, or will permit any Subsidiary to, license any other Person to use any of its Intellectual Property Rights, except for grants of licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

                  Section 6.18 Landlord's Disclaimers. Until the Borrowers deliver to the Lender, true and correct copies of any and all leases pursuant to which the Borrowers are leasing the Premises, together with a landlord's disclaimer and consent with respect to each lease, the Lender shall reserve an amount equal to three months rent owed under the leases (the "Landlord's Disclaimer Reserve").

                  Section 6.19 Consolidation and Merger; Asset Acquisitions. No Borrower will or will permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

                  Section 6.20 Sale and Leaseback. No Borrower will, or will permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or






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

thereafter rent or lease as lessee such property or any part thereof or any other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

                  Section 6.21 Restrictions on Nature of Business. No Borrower will, or will permit any Subsidiary to, engage in any line of business materially different from that in which it is presently engaged and will not purchase, lease or otherwise acquire assets not related to its business.

                  Section 6.22 Accounting. No Borrower will, or will permit any Subsidiary to, adopt any material change in accounting principles other than as required by GAAP. No Borrower will, or will permit any Subsidiary to, adopt, permit or consent to any change in its fiscal year.

                  Section 6.23 Discounts, etc. No Borrower will, or will permit any Subsidiary to, at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor.

                  Section 6.24 Plans. Unless disclosed to the Lender pursuant to
Section 5.12, no the Borrower, any Subsidiary or any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

                  Section 6.25 Place of Business; Name. No Borrower will, or will permit any Subsidiary to, transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. No Borrower will, or will permit any Subsidiary to, permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will, or will permit any Subsidiary to, change its name.

                  Section 6.26 Constituent Documents. No Borrower will, or will permit any Subsidiary to, amend its Constituent Documents. No Borrower will, or will permit any Subsidiary to, become an S Corporation within the meaning of the IRC.

                  Section 6.27 Performance by the Lender. If a Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives such Borrower written notice thereof (or in the case of the agreements contained in Sections 2.15, 6.12 or 6.14, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may





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reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as its attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in its name and on its behalf any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by it under this Section 6.27.

                                   ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

                  Section 7.1 Events of Default. "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of the Obligations when they become due and payable;

                  (b) Failure to pay when due any amount specified in Section
         2.7 relating to the Obligation of Reimbursement, or failure to pay immediately when due or upon termination of the Credit Facility any amounts required to be paid for deposit in the Special Account under
         Section 2.8;

                  (c) Default in the payment of any fees, commissions, costs or expenses required to be paid by any Borrower under this Agreement;

                  (d) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement;

                  (e) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

                  (f) A Change of Control shall occur with respect to any Borrower;

                  (g) Any Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of





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         creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without its application or consent; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against a Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of a Borrower;

                  (h) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code naming such Borrower as debtor;

                  (i) Any representation or warranty made by any Borrower in this Agreement or by any Borrower (or by any of its Officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect when deemed to be effective;

                  (j) The rendering against any Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $100,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (k) A default under any bond, debenture, note or other evidence of indebtedness of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                  (l) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrowers by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or any Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that





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         the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of any Borrower to the Multiemployer Plan under Title IV of ERISA;

                  (m) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing the Obligations;

                  (n) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                  (o) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                  (p) Default in the payment of any amount owed by any Borrower to the Lender other than any indebtedness arising hereunder;

                  (q) Any event or circumstance with respect to any Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by a Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of a Borrower shall occur; or

                  (r) Any breach, default or event of default by or attributable to any Affiliate of a Borrower under any agreement between such Affiliate and the Lender.

                  Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Borrowers, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;

                  (b) the Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to any Borrower, including without limitation any funds on deposit with the Lender, whether or not matured, to the payment of the Obligations;




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                  (c) the Lender may make demand upon the Borrowers and,
         forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.17 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (g) or (h) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

                  Section 7.3 Certain Notices. If notice to the Borrowers of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.5) at least ten calendar days before the date of intended disposition or other action.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Restatement of Old Credit Agreement. This Agreement is executed for the purpose of amending and restating the Old Credit Agreement.

                  Section 8.2 Release. Each Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, any participants and any and all parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or





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tort or under any state or federal law or otherwise, which it has had, now has or has made claim to have against any such Person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Agreement, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

                  Section 8.3 No Waiver; Cumulative Remedies. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

                  Section 8.4 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                  Section 8.5 Addresses for Notices, Etc. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail,
(c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9-210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.4(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation
(iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210. Each Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrowers shall pay Lender the maximum amount allowed by law for responding to such requests.




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                  Section 8.6 Servicing of Credit Facility.

                  (a) The Lender has entered into a servicing agreement (the "Servicing Agreement") with the Servicer to service and enforce the Loan Documents and collect the Obligations on the Lender's behalf. Pursuant to the Servicing Agreement, the Lender has authorized the Servicer to take certain actions, perform certain duties and exercise certain powers on the Lender's behalf under the provisions of the Loan Documents and any other instruments and agreements referred to in this Agreement.

                  (b) The Servicer shall have no duties or responsibilities to any Borrower, but only to the Lender and then only as expressly set forth in the Servicing Agreement. Without limiting the generality of the foregoing, the Servicer shall have no obligation to make any loans or advances to the Borrowers. Neither the Servicer nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by them hereunder or in connection herewith, unless caused by its or their willful misconduct. The Servicer's duties shall be mechanical and administrative in nature; nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Servicer any obligations with respect to the Loan Documents except as expressly set forth herein. No Borrower will in any way be construed to be a third party beneficiary of any relationship between the Servicer and the Lender.

                  (c) The Servicer shall be entitled to rely, and shall be fully protected in relying, upon any communication whether written or oral believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.

                  (d) The Borrowers shall be entitled to rely upon any communication whether written or oral sent or made by the Servicer for and on behalf of the Lender with respect to all matters pertaining to the Loan Documents and the Borrowers' duties and obligations hereunder, unless and until the Borrowers receive written notice from the Lender that the Servicer is no longer servicing the Credit Facility.

                  (e) The Servicer shall hold and be the custodian of the Loan Documents on the Lender's behalf for so long as the Servicer is servicing the Credit Facility.

                  (f) The Servicing Agreement may be terminated at any time without prior notice to or consent of the Borrowers. Upon termination of the Servicing Agreement and failure to replace the Servicing Agreement with a new servicing agreement, all references herein to the Servicer shall thereafter mean and refer to the Lender.

                  Section 8.7 Further Documents. The Borrowers will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or





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the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver or endorse any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

                  Section 8.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights any Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

                  Section 8.9 Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including (without limitation) reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letters of Credit, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

                  Section 8.10 Indemnity. In addition to the payment of expenses pursuant to Section 8.9, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                           (ii) any claims, loss or damage to which any
                  Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.11(b); and

                           (iii) any and all other liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of





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                  counsel) in connection with the foregoing and any other
                  investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers' sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers' obligation under this Section 8.10 shall survive the termination of this Agreement and the discharge of the Borrowers' other obligations hereunder.

                  Section 8.11 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

                  Section 8.12 Execution in Counterparts. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

                  Section 8.13 Retention of Borrowers' Records. The Lender and Servicer shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to them by the Borrowers or in connection with the Loan Documents for more than four months after receipt.

                  Section 8.14 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that no Borrower will have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding each Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells





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Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo &
Company, may exchange among themselves any and all information they may have in their possession regarding each Borrower and its Affiliates, and each Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

                  Section 8.15 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

                  Section 8.16 Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 8.17 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or any Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (iv) agree that a final judgment in any such suit, action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE BORROWERS AND THE LENDER WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT AND THE NOTE OR THE RELATIONSHIPS ESTABLISHED HEREUNDER.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


The Sportsman's Guide, Inc.                                  THE SPORTSMAN'S GUIDE, INC.
411 Farwell Avenue                                           THE SPORTSMAN'S GUIDE OUTLET, INC.
South St. Paul, Minnesota 55075
Telecopier:  (651) 552-5345
Attention: Charles B. Lingen
                                                             By /s/ Charles B. Lingen
                                                                --------------------------------------
With a copy to:                                                   Charles B. Lingen
Bruce A. Teeters, Esq.                                            Its Executive Vice President and CFO
Chernesky, Heyman & Kress P.L.L.
10 Courthouse Plaza SW, Suite 1100
Dayton, Ohio 45402
Telecopier: (937) 449-2821




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

Wells Fargo Bank Minnesota, National Association             WELLS FARGO BANK MINNESOTA,
Sixth Street and Marquette Avenue                              NATIONAL ASSOCIATION
MAC N9312-040
Minneapolis, Minnesota 55479-0095                            By /s/ Perry T. Larson
Telecopier:  (612) 673-8589                                     -------------------------------
Attention: Kerri L. Nelson                                      Perry T. Larson
                                                                Its Vice President






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                                Table of Exhibits

                  Exhibit A                  Form of Revolving Note

                  Exhibit B                  Form of Compliance Certificate

                  Exhibit C                  Premises

                                    Exhibit A to Amended and Restated Credit and
                                    Security Agreement

                                 REVOLVING NOTE

$15,000,000                                              Minneapolis, Minnesota
                                                              September 5, 2002

                  For value received, the undersigned, The Sportsman's Guide, Inc., a Minnesota corporation, and The Sportsman's Guide Outlet, Inc., a Minnesota corporation (the "Borrowers"), hereby promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of Wells Fargo Bank Minnesota, National Association, a national banking association (the "Lender"), at its office in Minneapolis, Minnesota, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of Fifteen Million Dollars and No Cents ($15,000,000) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Amended and Restated Credit and Security Agreement of even date herewith (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrowers. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

                  This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This
Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements. To the extent this Note evidences an obligation to pay Existing Revolving Advances, this Note is issued in substitution for and replacement of but not in payment of the Old Revolving Note.

                  The Borrowers shall pay all costs of collection, including reasonable attorneys' fees and legal expenses if this Note is not paid when due, whether or not legal proceedings are commenced.




Sportsman's Guide Revolving Note

                  Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                       THE SPORTSMAN'S GUIDE, INC.
                                       THE SPORTSMAN'S GUIDE OUTLET, INC.

                                       By
                                          --------------------------------------
                                            Charles B. Lingen
                                            Its Executive Vice President and CFO





Sportsman's Guide Revolving Note

                                    Exhibit B to Amended and Restated Credit and
                                    Security Agreement

                             COMPLIANCE CERTIFICATE

To:                        Kerri L. Nelson
                           Wells Fargo Bank Minnesota, National Association

Date:                      __________________, 200_

Subject:                   The Sportsman's Guide, Inc.
                           The Sportsman's Guide Outlet, Inc.
                           Financial Statements

                  In accordance with our Amended and Restated Credit and Security Agreement dated as of September 5, 2002 (the "Credit Agreement"), attached are the financial statements of The Sportsman's Guide, Inc. and The Sportsman's Guide Outlet, Inc. (the "Borrowers") as of and for ________________, 200__ (the "Reporting Date") and the fiscal year-to-date period then ended (the "Current Financials"). All terms used in this certificate have the meanings given in the Credit Agreement.

                  I certify that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrowers' financial condition and the results of their operations as of the Reporting Date.

                  Events of Default. (Check one):

        [ ] The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported to the Lender.

        [ ] The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrowers acknowledge that pursuant to Section 2.11(e) of the Credit Agreement, the Lender may impose the Default Rate at any time effective as of the first day of the fiscal quarter in which the Default or Event of Default occurred.

                  Financial Covenants. I further hereby certify as follows:

                  1. Minimum Fiscal Year-To-Date Net Income. Pursuant to Section 6.2(a) of the Credit Agreement, the Borrowers' fiscal year-to-date Net Income during the fiscal quarter ending on the Reporting Date was $____________, which [ ] satisfies [ ] does not satisfy the requirement that such amount be not less than the amount set forth below:

 FISCAL QUARTER ENDING ON OR              MINIMUM FISCAL YEAR-TO-DATE
            ABOUT                                  NET INCOME
          6/30/2002                                $(500,000)
          9/30/2002                                $(500,000)
         12/31/2002                                $ 500,000


                  2. Maximum Inventory Days. Pursuant to Section 6.2(b) of the Credit Agreement, the turnover rate for Inventory as of the Reporting Date was ________ Inventory Days which [ ] satisfies [ ] does not satisfy the requirement that such amount be not more than _____ on the Reporting Date as set forth in the table below:




 FISCAL QUARTER ENDING ON OR
            ABOUT                       MAXIMUM INVENTORY DAYS
          6/30/2002                             120
          9/30/2002                             160
         12/31/2002                             105

                  3. Minimum Quarterly Gross Margin. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrowers' Gross Margin was ______% which [ ] satisfies [ ] does not satisfy the requirement that such percentage be not less than that set forth below:




 FISCAL QUARTER ENDING ON OR
            ABOUT                          GROSS MARGIN
          6/30/2002                             35%
          9/30/2002                             36%
         12/31/2002                             36%

                  4. Capital Expenditures. Pursuant to Section 6.2(d) of the Credit Agreement, for the fiscal year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend, for Capital Expenditures, $__________________ in the aggregate, which [ ] satisfies [ ] does not satisfy the requirement that such expenditures not exceed $900,000 in the aggregate during such fiscal year.

                  5. Salaries. As of the Reporting Date, the Borrowers [ ] are [ ] are not in compliance with Section 6.8 of the Credit Agreement concerning salaries.



Sportsman's Guide Compliance Certificate

                  Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

                                            THE SPORTSMAN'S GUIDE, INC.
                                            THE SPORTSMAN'S GUIDE OUTLET, INC.



                                            By
                                               ----------------------------
                                               Its
                                                   ------------------------





Sportsman's Guide Compliance Certificate

                                    Exhibit C to Amended and Restated Credit and
                                    Security Agreement

                                    PREMISES

                  The Premises referred to in the Amended and Restated Credit and Security Agreement are legally described as follows:



                  I. 411 FARWELL AVENUE SOUTH, SAINT PAUL, MINNESOTA 55075

         Legal Description of Land: All that part of Government Lot 2, Section 34, Township 28, Range 23, described as follows: Beginning at a point
         233.00 feet south of the Northwest Corner of said Government Lot 2 and
         934.76 feet East of the West line of above-mentioned Government Lot 2, which point is established with an Iron Monument; thence continuing East 398.91 feet to the West Right-of-Way line (Radius of curve 1547.69 feet) to an Iron Monument; thence South 40 09' E a distance of 182.79 feet, along said Right-of-Way line, to an Iron Monument; thence West, parallel with aforesaid North line of Government Lot 2 a distance of
         567.27 feet to an Iron Monument thence North, parallel with the West line of Government Lot 2 a distance of 195.43 feet to the point of beginning.

         That part of Government Lot 2 of Section 34, Township 28, Range 23, described as follows, to-wit: Commencing at the intersection of the northerly line of the Chicago, Milwaukee, St. Paul and Pacific Railroad and the west line of said Government Lot 2, thence northerly along said west line to its intersection with the southerly right-of-way line of S.T.H. No. 13, thence Northeasterly along said Southeasterly right-of-way line to a point which is 233 feet south of the North line of said Government Lot 2, thence East parallel with the North line of said Government Lot 2, to a point which is 934.76 feet East of the West line of said Government Lot 2, thence South parallel to the West line of said Government Lot 2, a distance of 195.43 feet thence East parallel to the North line of said Government Lot 2, to a point which is 1002.03 feet East of the West line of said Government Lot 2, thence south and parallel to the West line of said Government Lot 2, a distance of 895.60 feet to a point on the Northerly right-of-way of the Chicago, Milwaukee, St. Paul and Pacific Railroad, thence Northwesterly along said Northerly right-of-way line to the point of beginning.


                  II. 2360 PILOT KNOB ROAD, MENDOTA HEIGHTS, MINNESOTA

         That part of the NE 1/4 of Section 27, T 28 N, R 22 W described as follows:

         Commencing at the Southeast corner of said NE 1/4; thence S 89 degrees 26' 30" W, along the South line of said NE 1/4, 50 feet to the West R/W line of the Chicago & North Western Rwy.; thence N 0 degrees 00' W, along said R/W line 177.43 feet to the point of beginning of the property to be described; thence S 63 degrees 25' W, 356.37 feet; thence N 26 degrees 35' W, 429 feet; thence S 63 degrees 25' W, 100 feet; thence N 26 degrees 35' W 48 feet; thence S 63 degrees 25' W, 287 feet to the Northeasterly R/W line of the Stockyards Road (a private road with a R/W 25 feet on each side of the centerline); thence N 26 degrees 35' W, along said R/W line 563.01 feet to the Southeasterly R/W line of Armour Ave. (a private road 66 feet wide); thence N 63 degrees 26' E, along said R/W line 977.32 feet to the Westerly R/W line of the Chicago & North Western Rwy.; thence S 26 degrees 32' E along said R/W line 356.53 feet; thence Southerly along said R/W line on a curve concave to the West, central angle 26 degrees 32', radius of 918.9 feet, arc distance of 425.54 feet; thence S 0 degrees 00' E, along said R/W line 305.04 feet to the point of beginning, containing 776,592 square feet or 17.828 acres more or less.


         The bearings for this description are based on an assumed bearing of N 0 degrees 00' E on the East line of said NE 1/4 of Section 27.



                                      -2-